SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2012

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 28, 2012, Boston Private Financial Holdings, Inc. (the “Company”) repurchased all of the 5.44 million warrants held by affiliates of The Carlyle Group (“Carlyle”), and Company Director John Morton III. The Company repurchased the warrants for a total cash consideration of $15.0 million.

The warrants were acquired by Carlyle on August 12, 2008 pursuant to its Investment Agreement (“Agreement”) with the Company dated July 22, 2008. Following the repurchase, Carlyle continues to own approximately 7.8 million shares of Company common stock and additional non-voting Preferred Stock which is convertible into approximately 7.3 million shares of common stock in certain circumstances, as outlined in the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press Release of the Company dated February 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Executive Vice President and Chief Financial Officer

Date: February 29, 2012